Exhibit 32.1

                     CERTIFICATION OF CEO AND CFO PURSUANT TO
                   SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Form 10-QSB of Bion Environmental Technologies, Inc., a company duly formed under the laws of Colorado (the "Company"), for the quarter ended March 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Mark A. Smith, President (Chief Executive Officer) and Interim Chief Financial Officer (Principal Accounting Officer) of the Company, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



April 23, 2007                         /s/ Mark A. Smith
                                       Mark A. Smith
                                       Chief Executive Officer and
                                       Principal Financial Officer


This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Bion Environmental Technologies, Inc. and will be retained by Bion Environmental Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.